UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On October 3, 2005, CNL Income Properties, Inc. (the “Company”) entered into a venture formation and contribution agreement (the “VFA Agreement”) with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky, (collectively referred to herein as “Great Wolf”). Pursuant to the VFA Agreement, the parties will form a partnership (the “Partnership”) that will own two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Properties”), both of which are currently owned and operated by Great Wolf.

The Partnership will acquire the Properties from Great Wolf for a total purchase price of $114.5 million and anticipates obtaining debt financing on the Properties sometime following closing. There can be no assurance that such financing will be obtained or that if obtained, such financing will be on favorable terms. The Company will acquire no less than a 51.0% interest in the Partnership upon closing, and expects to ultimately acquire up to a 70.0% interest in the venture. It is expected that Great Wolf will continue to operate the properties and will license the Great Wolf Lodge brand to the venture.

Great Wolf is the largest owner, operator and developer in the United States of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities. The resorts are open year-round and provide guests with a self-contained vacation experience. Revenues are earned through the sale of rooms, which includes admission to the indoor waterpark and other revenue-generating resort amenities. Each of the resorts features a combination of the following revenue-generating amenities: themed restaurants, an ice cream shop and confectionery, full-service spa, game arcade, gift shop and meeting space.

The formation of the venture and acquisition of the Properties will follow the satisfactory completion of due diligence, and the transaction is expected to close in the fourth quarter 2005. There can be no assurances that such conditions will be satisfied, or if satisfied, that such closing will occur.

Item 8.01 Other Events

Reference is made to the press release dated October 4, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Venture Formation and Contribution Agreement by and between CNL Income Partners, LP, Great Bear Lodge of Wisconsin Dells, LLC, Great Bear Lodge of Sandusky, LLC and Great Wolf Resorts, Inc.

99.1	Press Release dated October 4, 2005.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the inability of the Company to obtain additional funds through the receipt of additional offering proceeds. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2005	CNL INCOME PROPERTIES, INC.

	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President